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                                                                  EXHIBIT 99.251


                Independent System Operator Restructuring Trust
                        230 California Street, Suite 510
                            San Francisco, CA 94111
                                 (415) 362-3440
                               FAX (415) 362-7704


                                                               December 18, 1997

VIA FACSIMILE AND FEDERAL EXPRESS

ISO Alliance, LLC
c/o PSC Energy Corporation
1000 South Fremont Avenue
Building 811
Alhambra, CA 91803
TEL: 818-537-2665
FAX: 818-281-4924

        Re: Notice of Assignment of Contract

Ladies and Gentlemen:

        Reference is hereby made to the Scheduling Applications, Scheduling Infrastructure and Business Systems Contract (Contract No. ISO-97-200), dated as of March 14, 1997 (as it may be amended to the date hereof, the "Agreement"), by and between ISO Alliance, LLC and the Independent Systems Operator Restructuring Trust (the "ISO Trust"). Capitalized terms used but not defined herein shall have the meaning given in the Agreement.

        Pursuant to Section 30.4 of the Agreement, please be advised that the ISO Trust intends to transfer all of its assets to the California Independent Systems Operator Corporation ("ISO Corporation") pursuant to the ISO Asset Transfer Agreement, dated as of September 3, 1997, between the ISO Trust and ISO Corporation. In connection with the transfer, the ISO Trust will assign all of its rights, title and interest in, to and under the Agreement to ISO Corporation, and ISO Corporation will assume all such rights, title and interest in, to and under the Agreement, as well as all of the obligations and liabilities of the ISO Trust in connection with the

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Agreement. ISO Corporation is the "ISO" contemplated by the Restructuring
Decision and referred to in Section 30.4 of the Agreement.

                                        THE INDEPENDENT SYSTEM OPERATOR
                                        RESTRUCTURING TRUST


                                        By: /s/ SUSAN UECKER, Trustee
                                           -------------------------------
                                           Susan Uecker, not in her
                                           individual capacity but as
                                           Trustee of the Independent
                                           System Operator Restructuring
                                           Trust

cc: ABB Power T&D Company Inc.
    ABB Systems Control Division
    Attn: Ralph Masiello
    2550 Walsh Avenue
    Santa Clara, CA 95051
    Tel: 408-987-6008
    Fax: 408-987-6066

    Manta & Welge
    Attn: John R. Attanasio
    2005 Market Street
    Philadelphia, PA 19103
    Tel: 215-851-6600
    Fax: 215-851-6644

    Perot Systems Corporation
    Attn: General Counsel
    12377 Merit Drive
    Dallas, TX 75251
    Tel: 972-383-5600

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